UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2011
Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, Texas	77046

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02	Termination of a Material Definitive Agreement.
On May 17, 2011, Buckeye Partners, L.P. (“Buckeye”) and BP Oil Pipeline Company (“BP”) terminated the previously announced Share Purchase Agreement, dated March 17, 2011 (the “Agreement”), pursuant to which Buckeye had agreed to purchase 500 Class A Shares and 3,171 Class B Shares of Inland Corporation (the “Inland Shares”), representing approximately 50% of the Inland Corporation shares outstanding. The parties terminated the Agreement because the other shareholders of Inland Corporation exercised their contractual rights of first refusal to purchase all of the Inland Shares, such that none of the Inland Shares were available for Buckeye to purchase. In connection with the termination of the Agreement, BP has refunded Buckeye’s $6.0 million deposit.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: May 17, 2011